UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  April 5, 2005
                (Date of Report (date of earliest event reported)


                           NATIONAL DENTEX CORPORATION
             (Exact name of registrant as specified in its charter)

                        Commission file number 000-23092


          MASSACHUSETTS                               04-2762050
         (State or Other                                (I.R.S.
         Jurisdiction of                               Employer
         Incorporation or                          Identification
          Organization) No.)


            526 Boston Post                            01778
          Road, Wayland, MA
        (Address of Principal                       (Zip Code)
          Executive Offices)

                                 (508) 358-4422
                (Registrant's Telephone No., including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule
or Standard; Transfer of Listing.

         On April 5, 2005, National Dentex Corporation ("National Dentex") received a letter by fax from Nasdaq dated April 5, 2005 (the "Letter") indicating that Nasdaq had not received National Dentex's Form 10-K for the period ended December 31, 2004 as required by Nasdaq Marketplace Rule 4310(c)(14) and informing National Dentex that its securities accordingly will be delisted from Nasdaq at the opening of business on April 14, 2005, unless National Dentex requested a hearing in accordance with the Marketplace Rule 4800 Series, as described in the Letter. By way of background, National Dentex notes that it issued a press release on March 31, 2005 and filed a Current Report on Form 8-K with the SEC on April 1, 2005 in respect thereto that set forth the reasons that it has not been able to timely file by the extended due date of March 31, 2005 its Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

         The Letter informed National Dentex that as a result of its filing delinquency the fifth character "E" would be appended to its trading symbol and that its trading symbol would thus be changed from "NADX" to "NADXE" at the opening of business on April 7, 2005. The Letter further informed National Dentex that Marketplace Rule 4815(b) requires National Dentex, as promptly as possible but no later than seven (7) calendar days from the receipt of the Letter, to make a public announcement through the news media to disclose its receipt of the Letter and the Nasdaq rules upon which it is based, having first, however, providing a copy of the public announcement to Nasdaq's StockWatch Department and Listing Qualifications Hearings Department at least ten (10) minutes prior to its public dissemination.

         The Letter also informed National Dentex that it could appeal Nasdaq's delisting determination by requesting a hearing with a Nasdaq Listing Qualifications Panel (a "Panel"). The Letter indicated that such a request would stay the delisting of National Dentex's securities pending a Panel decision. The Letter informed National Dentex that it could request either an oral hearing or a hearing based solely on written submissions, and that the fee for an oral hearing is $5,000 and that the fee for a hearing based on written submissions is $4,000. The Letter further informed National Dentex that the written request for a hearing and a copy of the accompanying check for the required hearing fee must be received by Nasdaq's Hearings Department no later than 4:00 p.m. Eastern Time on April 12, 2005 in order to stay the delisting.

         On April 8, 2005, National Dentex requested an oral hearing before a Panel and submitted the necessary $5,000 hearing fee to appeal and stay the delisting determination set forth in the Letter. While there can be no assurance the Panel will grant National Dentex's request for continued listing, National Dentex currently believes that it will be able to satisfy the Nasdaq's continued listing requirements.

         On April 8, 2005, National Dentex issued a press release with respect to the above-mentioned delisting determination and hearing request after first providing a copy for review by Nasdaq's StockWatch Department and Listing Qualifications Hearings Department in accordance with the instructions contained in the Letter. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.


      Item 9.01  Financial Statements and Exhibits

               (c) Exhibits

      99.1     Press release of National Dentex Corporation dated April 8, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                     NATIONAL DENTEX CORPORATION
                     (Registrant)




April 8, 2005
                          /s/  Richard F. Becker, Jr.
                      By:............................
                          Richard F. Becker, Jr.
                          Vice President, Treasurer and Chief Financial Officer

                                  Exhibit Index


99.1     Press release of National Dentex Corporation dated April 8, 2005.